Exhibit 21.1

                           PETCO ANIMAL SUPPLIES, INC.

                                  SUBSIDIARIES

                      Name                          Jurisdiction of Organization
                      ----                          ----------------------------

International Pet Supplies and Distribution, Inc.            California

Pet Nosh Consolidated Co., Inc.                               New York

Petco Southwest, Inc.                                        California

Pet Concepts International                                   California

PM Management Incorporated                                   California

Petco Southwest, L.P.                                        California

17187 Yukon, Inc.                                              Canada